UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2022

MARATHON DIGITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

(800) 804-1690

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In connection with a dispute concerning the settlement of certain restricted stock unit awards previously granted to Merrick D. Okamoto, former Chief Executive Officer and Chairman of Marathon Digital Holdings, Inc. (the “Company”), on October 12, 2022, the Company entered into a settlement agreement with Mr. Okamoto, pursuant to which the Company agreed to pay Mr. Okamoto $24 million. Mr. Okamoto agreed to a settlement and a broad release of known or unknown claims against the Company, which relate to the Company’s Amended 2018 Equity Incentive Plan or related restricted stock unit award agreements. The Company entered into related settlement agreements in respect to certain restricted stock unit awards previously granted to five other individuals, including a director and our current Chief Executive Officer and Chairman, which total approximately $1 million in the aggregate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2022

MARATHON DIGITAL HOLDINGS, INC.

By:	/s/ Hugh Gallagher
Name:	Hugh Gallagher
Title:	CFO